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                                                                Exhibit 10.65

                          AMENDMENT TO EQUIPMENT LEASE

THIS AMENDMENT TO EQUIPMENT LEASE is made and entered into as of the 2nd day of January, 1997 by and between ALVIN W. LEINGANG ("Lessor") and THERMAL LINE WINDOWS, L.L.P., a Minnesota limited liability partnership ("Lessee").

                                   WITNESSETH:

WHEREAS, the Lessor has disposed of, with the consent of the Lessee, a portion of the Leased Equipment;

WHEREAS, subject to the terms and upon the conditions contained in the original Equipment Lease dated January 2, 1996, Lessor and Lessee desire to change the Lease payment amount and the Option to Purchase amount contained in the original Lease Agreement as mentioned above.

NOW, THEREFORE, pursuant to the terms of the original Equipment Lease, the parties hereto hereby agree to amend said Equipment Lease as follows:

3. RENT. As rent for the use of Equipment hereunder, Lessee shall pay to Lessor, at such address as Lessor may direct, the sum of $1,339.93 per month ("Rent"), beginning upon the date hereof and continuing on the same day of each calendar month thereafter until the expiration of the Lease Term.

4. OPTION TO PURCHASE. Upon the expiration of the Lease Term, Lessee shall have the right and option (the "Purchase Option") to purchase the equipment from Lessor for a price (the "Option Price") equal to the greater of $13,233.70 or the fair market value of the Equipment, as determined hereunder. The Purchase Option shall be exercisable by the delivery of written notice of exercise to Lessor prior to sixty (60) days before the expiration of the Lease Term. If the Purchase Option shall be exercised, a closing of the purchase and sale of the Equipment thereunder shall be held upon the expiration of the Lease Term, whereat Lessor shall deliver to Lessee a Bill of Sale with respect to the Equipment, which Bill of Sale shall transfer title in and to the Equipment to the Lessee free and clear of any liens or encumbrances other than liens or encumbrances created or caused by Lessee. For purposes of determining the Option Price, unless otherwise agreed by Lessor and Lessee in writing, the fair market value of the Equipment shall be determined as follows:


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LESSOR:                               LESSEE:


/s/ ALVIN W. LEINGANG                 THERMAL LINE WINDOWS, L.L.P.,
--------------------------------      a Minnesota limited liability partnership
North Country Thermal Line, Inc.
Alvin W. Leingang, President          By       Ice, Inc.
                                               A North Dakota corporation
                                               A General Partner

                                               By  /s/ ALVIN W. LEINGANG
                                                   ----------------------------
                                                        Alvin W. Leingang
                                                        Its President